Exhibit 4.2

CORENERGY INFRASTRUCTURE TRUST, INC.

7.00% CONVERTIBLE SENIOR NOTES DUE 2020

FIRST SUPPLEMENTAL INDENTURE
DATED AS OF JUNE 29, 2015
TO INDENTURE DATED AS OF
JUNE 29, 2015

COMPUTERSHARE TRUST COMPANY, N.A.

AS TRUSTEE

i

Article 4

COVENANTS

Section 4.01 Payment of Notes	24
Section 4.02 SEC and Other Reports	24
Section 4.03 Compliance Certificate	25
Section 4.04 Further Instruments and Acts	25
Section 4.05 Maintenance of Office or Agency	25

Article 5

SUCCESSOR CORPORATION

Section 5.01 When Company May Merge or Transfer Assets	26

Article 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default	27
Section 6.02 Acceleration	30
Section 6.03 Other Remedies	30
Section 6.04 Waiver of Past Defaults	30
Section 6.05 Control by Majority	31
Section 6.06 Limitation on Suits	31
Section 6.07 Rights of Holders to Receive Payment	31
Section 6.08 Collection Suit by Trustee	31
Section 6.09 Trustee May File Proofs of Claim	31
Section 6.10 Priorities	32
Section 6.11 Undertaking for Costs	32
Section 6.12 Waiver of Stay, Extension or Usury Laws	32

Article 7

[Intentionally Omitted]

Article 8

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Notes	33
Section 8.02 Repayment to the Company	33

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 29, 2015, between CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., (the “Trustee”) as trustee under the Indenture dated as of June 29, 2015 between the Company and the Trustee (the “Original Indenture”; the Original Indenture as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities (as defined in the Original Indenture), in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 9.1(g) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Section 2.1 and Section 2.2 of the Original Indenture;

WHEREAS, the Board of Directors (as defined in the Original Indenture) has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “7.00% Convertible Senior Notes due 2020” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver the Indenture; and

WHEREAS, the Company represents that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, in each case, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01  Scope of Supplemental Indenture.

The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Original Indenture; provided that (i) if any provision of this Supplemental Indenture conflicts with any provision in Section 7.1 through Section 7.14 of the Original Indenture, such provision of the Original Indenture shall govern, (ii) no provision of this Supplemental Indenture shall be construed (a) to supersede any obligation that the Company would otherwise have under the Original Indenture to deliver a Company Order, an Officer’s Certificate or an Opinion of Counsel to the Trustee, or (b) to limit any right that the Trustee would otherwise have under the Original Indenture to request or rely on a Company Order, an Officer’s Certificate or an Opinion of Counsel and (iii) “Notes” and “Additional Notes” (both as defined herein) are deemed to be a series of Securities within the meaning of the Original Indenture.

Section 1.02  Definitions.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under the Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding anything to the contrary herein or in the Original Indenture, the determination of whether a Person is an “Affiliate” of another person for purposes of the Indenture shall be made based on facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agent” means any Registrar, Paying Agent, or Conversion Agent.

“Applicable Procedures” means, with respect to any payment, tender, conversion, transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such payment, tender, conversion transfer or transaction and as in effect from time to time.

“Capital Stock” means:

(a)                 in the case of a corporation, corporate stock;

(b)                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of or interests in (however designated) of corporate stock;

(c)                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or, membership interests; and

(d)                any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Certificated Notes” means Notes that are in registered definitive form.

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock on any date shall be calculated by the Company and shall mean:  the closing per‑share sale price (or if no closing per‑share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported on the NYSE or, if the Common Stock is not listed on the NYSE, then as reported by NASDAQ or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on NASDAQ or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded.  If Common Stock is not so traded, the “Closing Sale Price” of Common Stock will be the average of the midpoint of the last bid and ask prices for shares of Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company as such class exists, or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Conversion Price” means the mathematical reciprocal of the Conversion Rate.  For the avoidance of doubt, such Conversion Rate is understood to be a fraction with (x) an amount of Common Stock to be received as its numerator and (y) an amount of principal to be surrendered as its denominator.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by the Indenture shall be administered, which office at the date hereof is located at 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129, and with respect to Agent services such office shall also mean the office or agency of the Trustee located at 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which the Indenture shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Ex‑Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of the Indenture, consistently applied.

“Global Note” means a permanent Global Note that is in the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Register.

“Indebtedness” has the meaning set forth in Section 6.01(f) hereof.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half‑hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any U.S. options contracts or U.S. futures contracts relating to the Common Stock.

“Maturity Date,” when used with respect to any Note, means June 15, 2020.

“NASDAQ” means the NASDAQ Global Market.

“NYSE” means The New York Stock Exchange.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and includes the Initial Notes and any Additional Notes.  The Initial Notes and Additional Notes shall be treated as a single class for all purposes under the Indenture.

“Open of Business” means 9:00 a.m. (New York City time).

“Prospectus” means the base prospectus for the offering and sale of the Notes dated January 23, 2015, as amended and supplemented by the prospectus supplement dated June 23, 2015.

“Scheduled Trading Day” means any day that is scheduled by the applicable U.S. exchange to be a Trading Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1‑02(w) of Regulation S‑X promulgated by the SEC.

“Termination of Trading” means Common Stock (or other Common Stock or common equity interests into which the Notes are then convertible) is neither listed nor approved for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Company’s securities generally occurs on the New York Stock Exchange (the “NYSE”), or if the Common Stock is not listed on the NYSE, then as reported by NASDAQ or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on NASDAQ or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded.  If the Common Stock is not so listed or traded, “Trading Day” shall have the same meaning as Business Day.

“Trustee” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such

Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.03  Other Definitions.

Term:	Section Defined in:
“Act”	1.06
“Additional Interest”	6.01
“Additional Shares”	10.21
“Agent Members”	2.11(c)
“Beneficial Owner”	3.04(a)
“Company’s Filing Obligations”	6.01
“Conversion Agent”	2.03
“Conversion Date”	10.02
“Conversion Rate”	10.01(a)
“Defaulted Amounts”	11.04
“Depositary”	2.01(a)
“DTC”	2.01(a)
“Event of Default”	6.01
“Expiration Date”	10.10
“Expiration Time”	10.10
“Fundamental Change”	3.04(a)
“Fundamental Change Notice”	3.04(b)
“Fundamental Change Notice Date”	3.04(b)
“Fundamental Change Repurchase Date”	3.04(a)
“Fundamental Change Repurchase Notice”	3.04(c)
“Fundamental Change Repurchase Price”	3.04(a)
“Global Notes Legend”	Exhibit A
“Initial Notes”	2.02
“Interest Payment Date”	11.01(a)
“Legal Holiday”	12.08
“Make Whole Adjustment Event”	10.21
“Make Whole Adjustment Event Effective Date”	10.21
“Merger Event”	10.15
“Notice of Default”	6.01
“Paying Agent”	2.03
“Payment Default”	6.01(f)
“Record Date”	11.01(a)
“Reference Property”	10.15(a)
“Register”	2.03
“Registrar”	2.03
“Share Price”	10.21

Term:	Section Defined in:
“Spin‑off”	10.08
“Stockholder Rights Plan”	10.11(a)
“Valuation Period”	10.08
“Weighted Average Consideration”	10.15(c)

Section 1.04  Incorporation by Reference of Trust Indenture Act.  Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture.  The following TIA terms used in the Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture to be qualified” means the Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.05  Rules of Construction.

(1)                a term has the meaning assigned to it; however, any term defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(2)                an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3)                “or” is not exclusive;

(4)                “including” means including, without limitation;

(5)                words in the singular include the plural, and words in the plural include the singular;

(6)                all references to $, dollars, cash payments or money refer to United States currency; and

(7)                all references to payments of interest on the Notes shall include Additional Interest, if any, payable in accordance with the terms of Section 6.01 hereof.

Section 1.06  Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.06.

(a)                The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

(b)               The ownership of Notes shall be proved by the register for the Notes.

(c)                Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(d)                If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01  Form and Dating.

Section 2.3 of the Original Indenture shall not apply with respect to the Notes, and shall be superseded in its entirety by this Section 2.01.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and does not affect the rights, duties or immunities of the Trustee).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  Except as otherwise expressly permitted in the Indenture, all Notes shall be identical in all respects.  Notwithstanding any differences among them, all Notes issued under the Indenture shall vote and consent together on all matters as one class.

(a)                 Initial Notes.  The Notes shall be issued initially in the form of a Global Note, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and, upon receipt of a Company Order, authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b)                Global Notes in General.  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions.

(c)                Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.11 hereof and shall be made on the records of the Trustee and the Depositary.  Payment of the principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price or premium on the Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

(d)                Book‑Entry Provisions.  This Section 2.01(d) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, upon receipt of a Company Order, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear the legends substantially to the effect of those required by Section 2.01(e).

(e)                Legends.  Each Global Note shall bear the Global Notes Legend set forth in Exhibit A.

Section 2.02  Execution and Authentication.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiples of $1,000 principal amounts in excess thereof.

The Trustee shall initially authenticate and deliver Notes for original issuance in an aggregate principal amount of $100,000,000, upon receipt of one or more Company Orders.  The Trustee shall authenticate and deliver Notes for original issuance in an additional aggregate principal amount of up to $15,000,000, upon receipt of one or more Company Orders upon exercise of the option granted to the underwriters of the Notes described in the Prospectus.  The aggregate principal amount of the Notes that initially may be authenticated and delivered under the Indenture (the “Initial Notes”) shall be limited to $115,000,000 subject to increase as set forth in Section 2.13.

The Trustee may appoint authenticating agents.  The Trustee may at any time after the execution of the Indenture appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07 hereof.  Each reference in the Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03  Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and the Indenture may be served.  The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”).  The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of the Indenture.  The Company may have one or more co‑registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co‑registrar not a party to the Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of the Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or

Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6 of the Original Indenture.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co‑registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and its Corporate Trust Office to be such office or agency of the Company for the aforesaid purposes.  The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts.

Section 2.04  Paying Agent to Hold Money and Notes in Trust.  Except as otherwise provided herein, on or prior to each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock or, as permitted by the Indenture, a combination thereof, sufficient to make such payments when so becoming due.  The Paying Agent shall (or, if the Paying Agent is not a party hereto, the Company shall require each Paying Agent to agree in writing that such Paying Agent shall) hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust.  If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by the Paying Agent.  Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06  Transfer and Exchange.  Section 2.5 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.06.

(a)                 Subject to Section 2.11 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar (including any signature guarantees, if required) duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company designated as the Registrar or co‑Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by the

Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney‑in‑fact duly authorized in writing, at such office or agency and documents of identity and title satisfactory to Registrar.

Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of the Indenture (except, in the case of Notes to be repurchased in part, the portion thereof not to be repurchased).

(b)                Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.11 and this Section 2.06(b).  Transfers of a Global Note shall be limited to transfers of such Global Note, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)                 Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)                Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e)                 No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in the Indenture as periods during which such registration of transfers and exchanges need not be made.

Section 2.07  Replacement Notes.  Section 2.7 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.07.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue and the Trustee shall, authenticate a replacement Note if the requirements of Section 8–405 of the Uniform .

Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co‑registrar from any loss that any of them may suffer if a Note is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Note

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08  Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee actually knows to be so owned shall be so disregarded.  Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with the Indenture, on a Fundamental Change Repurchase Date or on the Maturity Date, money sufficient to pay Notes payable on that date, then immediately after such Fundamental Change Repurchase Date or Maturity Date, as the case may be, such Notes shall cease to be outstanding and interest (including Additional Interest), if any, on such Notes shall cease to accrue and such Notes shall cease to be convertible.

If a Note is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest (including Additional Interest), if any, shall cease to accrue on such Note.

Section 2.09  Cancellation.  Section 2.8 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.09.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled Notes in its customary manner.  The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

Section 2.10  Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price or premium thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.11  Transfer of Notes.

(a)                 Notwithstanding any other provisions of the Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.11(a)(i), (B) transfers of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.06 and Section 2.11(a)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 2.06 and 2.11(a)(iii) and (iv) below.  Any such transfer shall comply with the Applicable Procedures to the extent so required.

(i)                  Transfer of Global Note.  A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note.  No transfer of a Note to any Person shall be effective under the Indenture or the Notes unless and until such Note has been registered in the name of such Person.  Nothing in this Section 2.11(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.11(a).

(ii)                 Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note.  A beneficial interest in a Global Note may not be exchanged for a Certificated Note except:

(A)               Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(1)            DTC notifies the Company that it is unwilling or unable to continue as

Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice; or

(2)            An Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner identified by DTC as such requests that its Notes be issued in definitive form.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Subsection (ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon a Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(B)               The owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note in exchange for such interest if an Event of Default has occurred and is continuing.

Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(1)            the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Note;

(2)            the Company shall promptly execute, and upon a Company Order the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(3)            the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii)            Transfer and Exchange of Certificated Notes.  When Certificated Notes are presented to the Registrar with a request:  (x) to register the transfer of such Certificated Notes; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer (including any signature guarantees, if required) in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(iv)               Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note.  A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer (including any signature guarantees, if required), in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled.  If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon a Company Order, in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(b)               The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i)                   Notwithstanding any other provisions of the Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the name of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Notes.  Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii)                 Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.  The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 2 if such order, direction or request is given or made in accordance with Applicable Procedures and in accordance with all applicable laws.

(iii)                Subject to the provisions of Subsection (c) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(iv)                In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(c)                 Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Notes.  Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not taken by the Depositary.

Section 2.12  CUSIP Numbers.  The Company, in issuing the Notes, may use CUSIP numbers for such Notes (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in the event of any change in the CUSIP numbers.

Section 2.13  Further Issues.  The Company may, without the consent of or prior notice to the Holders, reopen the Indenture for the Notes and issue Additional Notes in an unlimited aggregate principal amount under the Indenture with the same terms as the Initial Notes; provided, that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will have separate CUSIP numbers.  Any such Additional Notes will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Initial Notes.

ARTICLE 3

REPURCHASES

Section 3.01  Right of Repurchase.  A repurchase of the Notes by the Company, as permitted by any provision of the Indenture, shall be made with respect to a repurchase at a Holder’s option in connection with the occurrence of a Fundamental Change, in accordance with paragraph 6 of the Notes and Section 3.04 hereof in accordance with the applicable provisions of this Article 3.  The provisions in Article 3 of the Original Indenture shall not apply to the Notes.

Section 3.02  No Sinking Fund.  No sinking fund is provided for the Notes.

Section 3.03  No Optional Redemption.  The Company is not permitted to redeem the Notes prior to the Maturity Date.

Section 3.04  Repurchase of Notes at Option of the Holder Upon a Fundamental Change.

(a)                 If a Fundamental Change occurs, the Notes shall be repurchased by the Company, at the option of the Holder thereof, in cash, at 100% of the principal amount plus accrued and unpaid interest (including Additional Interest), if any, to (but excluding) such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), as of the date that is no fewer than 20 Business Days and no more than 45 Business Days after the date of the Fundamental Change Notice delivered by the Company (the “Fundamental Change Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.04(c).  If the Fundamental Change Repurchase Date with respect to any Notes is after a Record Date and on or prior to the immediately following Interest Payment Date, then (i) accrued and unpaid interest (including Additional Interest, if any) on such Notes to, but excluding, such Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of record of such Notes at the Close of Business on such Record Date and (ii) the Fundamental Change Repurchase Price for such Notes shall not include such accrued and unpaid interest (or any Additional Interest) and the Fundamental Change Repurchase Price for such Notes, instead, shall be equal to 100% of the principal amount of such Notes.

A “Fundamental Change” shall be deemed to have occurred at such time after the Notes are originally issued that any of the following events shall occur:

(i)                   a “person” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect Beneficial Owner of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(ii)                 the Company merges or consolidates with or into any other person (other than a Subsidiary), any merger of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person (other than a Subsidiary), other than any transaction:

1)                    involving a merger or consolidation that does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Stock; or

2)                   pursuant to which the holders of the Company’s shares of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation or direct or indirect parent thereof immediately after the transaction, with such Holders’ proportional voting power immediately after the transaction vis‑à‑vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis‑à‑vis each other with respect to the Common Stock that they held immediately before such transaction; or

3)                   which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity;

(iii)                the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or

(iv)               a Termination of Trading.

Notwithstanding the foregoing provisions of this Section 3.04, for purposes of the Indenture a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (i) and/or clause (ii) above consists of shares of common stock traded on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Notes become convertible into such consideration.

For purposes of this Section 3.04, (x) whether a Person is a “Beneficial Owner” shall be determined in accordance with Rule 13d–3 under the Exchange Act and (y) “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

At least three Business Days before the Fundamental Change Notice Date (as defined below), the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)                   the information required by Section 3.04(b); and

(ii)                 whether the Company desires the Trustee to give the Fundamental Change Notice required by Section 3.04(b).

(b)                No later than 10 calendar days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice,” the date of such mailing, the “Fundamental Change Notice Date”) by first‑class mail to the Trustee and to each Holder (and to Beneficial Owners as required by applicable law).  The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(i)                   briefly, the nature of the Fundamental Change and the date of such Fundamental Change;

(ii)                 the date by which the Fundamental Change Repurchase Notice pursuant to Section 3.04(c) must be given and whether the Fundamental Change is a Make Whole Adjustment Event, in which case the effective date of the Make Whole Adjustment Event;

(iii)                the Fundamental Change Repurchase Date;

(iv)               the Fundamental Change Repurchase Price;

(v)                 the name and address of the Paying Agent and the Conversion Agent;

(vi)               the Conversion Rate applicable on such Conversion Date and any adjustments thereto;

(vii)              that the Notes as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of the Indenture;

(viii)            that the Notes must be surrendered to the Paying Agent to collect payment;

(ix)                that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Note as described in (viii) above;

(x)                  briefly, the procedures the Holder must follow to exercise rights under this Section 3.04;

(xi)                briefly, the conversion rights, if any, of the Notes;

(xii)               the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiii)             that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on the Notes surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiv)             the CUSIP number(s) of the Notes.

Simultaneously with the provision of the Fundamental Change Notice, the Company shall publish on the Company’s website or in a newspaper of general circulation in New York, or through such other public medium, a notice containing the information in above clauses (i) through (xiv).

(c)                A Holder may exercise its rights specified in Section 3.04(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) and any Notes to which the right is being exercised to the Trustee (for Global Notes pursuant to the Applicable Procedures) at any time on or prior to the Close of Business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, stating:

(i)                   the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

(ii)                 that such Notes shall be repurchased pursuant to the terms and conditions specified in Paragraph 6 of the Notes; and

(iii)                if Certificated Notes have been issued, the certificate numbers of the Notes which the Holder will deliver to be repurchased.

The delivery of such Note to the Trustee with the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Trustee shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.04 only if the Note so delivered to the Trustee, if any, shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.04, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of the Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Repurchase Date.

(d)                Procedure upon Repurchase.  The Company shall deposit cash, at the time and in the manner as provided in Section 3.06, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Notes to be repurchased pursuant to this Section 3.04.

Section 3.05  Effect of Fundamental Change Repurchase Notice.  Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.04(c), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Note.  Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 3.04(c) have been satisfied) and (ii) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.04(c).  Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the Close of Business on the last day prior to the Fundamental Change Repurchase Date, specifying:

(a)                 the principal amount of the Note with respect to which such notice of withdrawal is being submitted, in integral multiples of $1,000;

(b)                 if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(c)                 the principal amount, if any, of such Note which remains subject to the original Fundamental Change Repurchase Notice.

If the Notes are held in book entry form, the notices must also comply with the appropriate procedures of DTC.

Section 3.06  Deposit of Fundamental Change Repurchase Price.  Prior to 10:00 a.m. (New York City time) on the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date.

Section 3.07  Notes Repurchased in Part.  Any Certificated Note that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the repurchased portion of the Note surrendered.

Section 3.08  Repurchases Following Acceleration of the Notes.  Notwithstanding anything in the Indenture or the Notes to the contrary, there shall be no repurchase of any Notes pursuant to Section 3.04 hereof if the principal amount of the Notes has been accelerated pursuant to the applicable provisions of the Indenture and such acceleration shall not have been rescinded on or before the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).  The Paying Agent will promptly return to the respective Holders thereof any Notes tendered to it for repurchase pursuant to Section 3.04 hereof during the continuance of such an acceleration (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes) and shall cancel any instructions for a book‑entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, the Fundamental Change Repurchase Notice, as the case may be, with respect thereto shall be deemed to have been withdrawn.

Section 3.09  Covenant to Comply with Securities Laws Upon Repurchase of Notes.  When complying with the provisions of Article 3 hereof (provided that such repurchase constitutes an “issuer tender offer” for purposes of Rule 13e–4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall, to the extent applicable, (a) comply with Rule 13e–4 and Rule 14e–1 (or any successor provision) under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Section 3.04 to be exercised in the time and in the manner specified in Section 3.06.

Section 3.10  Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Paragraph 10 of the Notes, held by them for the payment of the Fundamental Change Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date, the Trustee shall return any such excess to the Company.

ARTICLE 4

COVENANTS

Section 4.01  Payment of Notes.  Section 4.1 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 4.01.  The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to the Indenture.  Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company on the required date.  The Company may, at its option, make payments in respect of the Notes by check mailed to a Holder’s registered address (or, if requested by a Holder of more than $5,000,000 principal amount of the Notes, by wire transfer to the account designated in writing by such Holder) or, with respect to Global Notes, by wire transfer.  The Company shall make any required interest (including Additional Interest) payments to the Person in whose name each Note is registered at the Close of Business on the Record Date for such interest payment.  The principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price or premium shall be considered paid on the applicable date due if on such date (or, in the case of a Fundamental Change Repurchase Price, on the Business Day following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with the Indenture, cash sufficient to pay all such amounts then due.

Section 4.02  SEC and Other Reports.

(a)                The Company shall, so long as any of the Notes are outstanding, file with the Trustee the Company’s annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) (the “SEC Reports”) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days of the date on which it would be required to file the SEC Reports with the Commission (giving effect to any grace period provided by Rule 12b‑25 under the Exchange Act).  Documents filed by the Company with the Commission via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.  The Company also shall comply with the other provisions of TIA Section 314(a).  Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(b)                In the event that the Company is required to pay any Additional Interest pursuant to Section 6.01, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to date on which any such Additional Interest is scheduled to be paid.  Such notice shall set forth the amount of such Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of any Additional Interest owed, or with respect to the method employed in such calculation of any Additional Interest.

Section 4.03  Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2015) of the Company an Officers’ Certificate, with one of the officers signing such Officers’ Certificate being the principal executive officer, the principal financial officer or the principal accounting officer, stating that a review of the activities of the Company during such year of performance under the Indenture has been made under such signers’ supervision and to the best knowledge of the signers thereof, based on such review, whether or not the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 4.05  Maintenance of Office or Agency.  Sections 4.2 and 4.3 of the Original Indenture shall not apply with respect to the Notes, and shall be superseded in its entirety by this Section 4.05.  The Company will maintain in the continental United States, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase or conversion and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.  The Corporate Trust Office shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes.

ARTICLE 5

SUCCESSOR CORPORATION

Article 10 of the Original Indenture shall not apply to the Notes.  The provisions set forth in this Article 5 shall, with respect to the Notes, supersede in their entirety Article 10 of the Original Indenture, and all references in the Original Indenture to 10 thereof shall, with respect to the Notes, be deemed to be references to this Article 5.

Section 5.01  When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge into any other Person or sell, convey, lease or transfer all or substantially all of its assets to any other Person in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:

(a)                either (i) the Company shall be the surviving Person or, if the Company is not the surviving Person, (ii) either the surviving Person formed by such consolidation or into which the Company is merged or the Person to which the Company’s assets are so transferred shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, that the surviving Person shall execute and deliver to the Trustee a supplemental indenture, in form reasonably satisfactory to the Trustee, expressly assuming the payment when due of the principal of and interest on the Notes and the performance of each of the Company’s other covenants under Notes and the Indenture;

(b)                 immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied, and an Opinion of Counsel that any supplemental indenture is a valid and binding obligation of the Company or successor, as applicable.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes.  Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Article 6 of the Original Indenture shall not apply to the Notes.  Instead the events of default provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Article 6 of the Original Indenture, and all references in the Original Indenture to Article 6 thereof and events of default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and events of default provisions set forth in this Article 6, respectively.

Section 6.01  Events of Default.  Each of the following events shall be an “Event of Default”:

(a)                 the Company defaults in any payment of interest (including Additional Interest) due and payable on the Notes, and such default continues for a period of 30 days;

(b)                [Reserved];

(c)                 the Company defaults in the payment of all or any part of the principal on the Notes and accrued and unpaid interest when the same becomes due and payable at its Maturity Date, or upon any required repurchase following a Fundamental Change;

(d)                the Company fails to provide a Fundamental Change Notice or a notice of a Make Whole Adjustment Event;

(e)                 the Company defaults in its obligation to deliver the shares of Common Stock required to be delivered upon conversion of the Notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any Notes;

(f)                  the Company or any of its Significant Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (“Indebtedness”) by the Company or any of its Significant Subsidiaries, whether such Indebtedness exists before the Company’s entrance into the Indenture or is created after such date, if the default:

(i)                   is caused by a failure to pay at Stated Maturity the principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or

(ii)                 results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more unless such Payment Default is cured or waived or such acceleration is rescinded, stayed or annulled within 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes;

(g)                the Company defaults in its performance of any covenant or agreement in respect of the Notes or the Indenture for 60 days after receipt by the Company of a Notice of Default from the Trustee or after receipt by the Company and the Trustee of a Notice of Default from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(h)                [Reserved];

(i)                  the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(i)                   commences a voluntary case;

(ii)                 consents to the entry of an order for relief against it in an involuntary case;

(iii)                consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)               makes a general assignment for the benefit of its creditors; or

(v)                 takes any comparable action under any foreign laws relating to insolvency; or

(j)                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                   is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(ii)                 appoints a Custodian of the Company or any of its Significant Subsidiaries for any substantial part of its property;

(iii)                orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(iv)               grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (g) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default and any event of which it becomes aware that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Notwithstanding anything in the Indenture or in the Notes to the contrary (including Section 4.02), at the election of the Company, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its reporting obligations as set forth in Section 4.02 (the obligations described in clauses (i) and (ii) above, the “Company’s Filing Obligations”) shall for the first 180 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at an annual rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for the first 90 days after which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (y) 0.50% per annum of the principal amount of the Notes outstanding for the next 90 days beginning on the 91st day after which the Event of Default occurs and is continuing.  Additional Interest pursuant to clause (x) or (y) will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.  Additional interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations first occurs to but not including the 180th day thereafter (or such earlier date on which the Event of Default relating to the Company’s Filing Obligations shall have been cured or waived).  On such 181st day after the occurrence of such Event of Default (or earlier, if the Event of Default relating to the Company’s Filing Obligations is cured or waived prior to such 181st day), such Additional Interest will cease to accrue and, if the Event of Default relating to the Company’s Filing Obligations has not been cured or waived prior to such 181st day, the Notes will be subject to acceleration as provided herein.  This provision shall not affect the rights of holders of Notes in the event of the occurrence of any other Event of Default.  In the event the Company does not elect to pay the Additional Interest upon an Event of Default relating to the Company’s Filing Obligations, the Notes shall be immediately subject to acceleration under Section 6.02.  In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Company’s Filing Obligations in accordance with this provision, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election on or prior to the Close of Business on the date on which such Event of Default first occurs. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration under Section 6.02.  In addition, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) that the Additional Interest is payable under this Section 6.01, and (ii) the date on which such Additional Interest is payable.  Unless and until the Trustee receives at the Corporate Trust Office such a notice, the Trustee may assume without inquiry that no Additional Interest is payable.  If the Additional Interest has been paid by the Company directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 6.02  Acceleration.  If an Event of Default (other than an Event of Default specified in Sections 6.01(i) or 6.01(j)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the principal amount of Notes outstanding plus accrued and unpaid interest (including Additional Interest), if any, on all the Notes to be immediately due and payable.  Upon such a declaration, such accelerated amount shall be due and payable immediately.  If an Event of Default specified in Sections 6.01(i) or 6.01(j) occurs and is continuing, the principal amount of Notes outstanding plus accrued and unpaid interest on all the Notes shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission is before any judgment or decree has been obtained and if all existing Events of Default have been cured except nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest), if any, that have become due solely as a result of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price or premium on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding by notice to the Trustee and without notice to any other Holder may waive an existing default and its consequences except (a) an Event of Default described in Section 6.01(a), (b) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder or (c) a default which constitutes a failure to convert any Note in accordance with the terms of Article 10.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05  Control by Majority.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.1 of the Original Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification against all losses and expenses caused by taking or not taking such action.

Section 6.06  Limitation on Suits.  A Holder may pursue any remedy with respect to the Indenture or the Notes only if:

(a)                such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)                the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request;

(c)                such Holder shall have offered indemnity reasonably satisfactory to the Trustee to pursue such proceeding as trustee; and

(d)                the Trustee has failed to institute such proceeding within 60 days after such notice and offer of indemnity and, during such 60‑day period, has not received from the Holders of at least a majority in aggregate principal amount of the Notes outstanding at the time a direction inconsistent with such request.

A Holder may not use the Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07  Rights of Holders to Receive Payment.  Notwithstanding any other provision of the Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price or premium on or after the due dates expressed in such Holder’s Notes, and to convert the Notes in accordance with Article 10, shall not be impaired or affected without the consent of such Holder.

Section 6.08  Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including Additional Interest) to the extent lawful) and the amounts provided for in Section 7.6 of the Original Indenture.

Section 6.09  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6 of the Original Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 of the Original Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise; for the avoidance of doubt, such a lien shall not be extended in any manner that would conflict with the Company’s obligations to its other creditors.

Section 6.10  Priorities.  If the Trustee (including any predecessor Trustee) collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 7.6 of the Original Indenture;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price or premium ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD:  the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.

Section 6.12  Waiver of Stay, Extension or Usury Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

[INTENTIONALLY OMITTED]

ARTICLE 8

DISCHARGE OF INDENTURE

Article 11 of the Original Indenture shall not apply to the Notes.  Instead, the discharge provisions set forth in this Article 8 shall, with respect to the Notes, supersede in their entirety Article 11 of the Original Indenture and all references in the Original Indenture to Article 11 thereof and discharge and defeasance provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 8 and the discharge provisions set forth in this Article 8.

Section 8.01  Discharge of Liability on Notes.

When (a) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Notes have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and shares of Common Stock (solely to satisfy outstanding conversions, if applicable) sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then the Indenture shall, subject to Section 7.6 of the Original Indenture, cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of the Indenture with respect to the Notes on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 8.02  Repayment to the Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payments on the Notes that remains unclaimed for two years after the date on which such payments became due, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money will cease.

ARTICLE 9

AMENDMENTS

Article 9 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Article 9.

Section 9.01  Without Consent of Holders.  The Company, the Trustee and the Paying Agent may amend or supplement the Indenture or the Notes without the consent of any Holder:

(a)                 to cure any ambiguity, omission, defect or inconsistency;

(b)                to comply with Article 5;

(c)                 to make provisions with respect to the conversion rights of the Holders in accordance with Sections 10.06, 10.07, 10.08, 10.09 and 10.10;

(d)                to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(e)                 to provide any security for or guarantee of the Notes;

(f)                  to comply with any requirement to effect or maintain the qualification of the Indenture under the TIA;

(g)                to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by the Indenture;

(h)                to add Events of Default with respect to the Notes;

(i)                  to add circumstances under which the Company will pay additional interest on the Notes;

(j)                  to make any change that does not adversely affect any outstanding Notes in any material respect; and

(k)                 to conform the Notes and the Indenture with the descriptions set forth in the “Description of Notes” section of the preliminary prospectus supplement of the Company, dated June 22, 2015, as supplemented by the related pricing term sheet dated June 23, 2015.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02  With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Trustee and the Paying Agent may amend or supplement the Indenture or the Notes.  However, without the consent of each Holder affected, an amendment to the Indenture or the Notes may not:

(a)                 reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                reduce any interest rate referred to in Paragraph 1 of the Notes or change the time for payment of interest (including Additional Interest) thereon;

(c)                 reduce the principal amount of or change the Maturity Date of any Note;

(d)                 reduce the Fundamental Change Repurchase Price of any Note or change the time at which the Notes may be repurchased;

(e)                 make any payments on the Notes payable in currency other than as stated in the Note;

(f)                  impair a Holder’s right to institute suit for the enforcement of any payment on the Notes;

(g)                make any change in the percentage of principal amount of Notes necessary to waive compliance with the provisions of Section 6.04 or this Section 9.02;

(h)                waive a continuing default or Event of Default regarding any payment on the Notes; or

(i)                   make any change that adversely affects a Holder’s rights under Sections 3.04 to 3.06 hereof, under Article 10 hereof or under Paragraph 6 or 7 of the Notes.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03  Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

Section 9.04  Revocation and Effect of Consents, Waivers and Actions.  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.

However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05  Notation on or Exchange of Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 9.06  Trustee to Sign Supplemental Indentures.  Upon a Company Order together with a Board Resolution and evidence of the consents of Holders if applicable, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.1 of the Original Indenture) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such supplement or amendment is authorized or permitted by the Indenture, and an Opinion of Counsel stating that such supplement or amendment is a valid and binding obligation of the Company.

Section 9.07  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 9, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSIONS

Section 10.01  Conversion Privilege and Consideration.

(a)                A Holder may convert such Note at any time until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.  The “Conversion Rate” shall be that identified as such in Paragraph 7 of the Notes, subject to adjustment as herein set forth.  A Holder may, during any applicable time referred to herein, convert a portion of the principal amount of a Note if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000.  Provisions of the Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

Except as specifically described in this Article 10, the Conversion Rate will not be subject to adjustment in the case of the issuance of any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or the right, option or warrant to purchase shares of Common Stock, or such convertible or exchangeable securities.

(b)                Subject to Section 10.01(a), upon conversion, a Holder will receive, for each $1,000 principal amount of Notes surrendered, a number of shares of Common Stock equal to (i) $1,000 multiplied by (ii) the applicable Conversion Rate on such Conversion Date.

(c)                The Company shall authorize the Conversion Agent in writing to deliver such shares of Common Stock to the Holder on the third Scheduled Trading Day following the Conversion Date; provided, however, that for any conversion that occurs on or after the Record Date for the payment of interest on the Notes on the Maturity Date and until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, the Company will deliver such shares on the Maturity Date.

Section 10.02  Conversion Procedure.  To convert a Note, a Holder must satisfy the requirements set forth in Paragraph 7 of the Notes.  The first Business Day on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice together with such Holder’s Notes for conversion is the conversion date (the “Conversion Date”).

The Person in whose name the certificate is registered shall be treated as a shareholder of record as of the Close of Business on the Conversion Date.  Upon conversion of a Note in its entirety, such Person shall no longer be a Holder of such Note.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article 10.

Upon conversion of a Note, that portion of accrued and unpaid interest (including Additional Interest), if any, through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather, subject to Section 11.01(b), shall be deemed to be paid in full to the Holder thereof through delivery shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Note being converted pursuant to the provisions hereof.  The Company will not adjust the Conversion Rate to account for accrued interest, if any.

If the last day on which a Note may be converted is a Legal Holiday, the Note may be surrendered on the next succeeding day that is not a Legal Holiday.

If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion and the amount of any cash paid in lieu of fractional shares shall be based on the total principal amount of the Notes converted.  Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the converted portion of the Note surrendered.

Section 10.03  Fractional Shares.  The Company will not issue fractional shares of Common Stock upon conversion of a Note.  Instead, the Company will pay cash in lieu of fractional shares by multiplying the Closing Sale Price of a full share of Common Stock on the Conversion Date (or if the Conversion Date is not a Trading Day, the next following Trading Day) by the fractional amount and rounding the product to the nearest whole cent.  Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Notes that the Holder is then converting into Common Stock and the aggregate number of fractional shares, if any, of Common Stock issuable upon such conversion.

All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Whenever a payment for fractional share of Common Stock is to be made by the Conversion Agent under this Indenture, the Company shall (i) promptly prepare and deliver to the Conversion Agent, a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Conversion Agent, in the form of fully collected funds to make such payments. The Conversion Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment of cash for fractional shares of Common Stock under any section of the Indenture relating to the payment of cash for fractional shares of Common Stock unless and until the Conversion Agent shall have received such a certificate and sufficient monies.

Section 10.04  Taxes on Conversion.  If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares, if any, of Common Stock upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the shares, if any, of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.05  Company to Provide Stock.  The Company shall, prior to issuance of any Notes under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim.  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock, if any, upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over‑the‑counter market or such other market on which the shares of Common Stock are then listed or quoted.

Section 10.06  Adjustment for Change in Capital Stock.  If, after the Issue Date of the Notes, the Company:

(a)            pays a dividend or makes a distribution exclusively in shares of Common Stock on all or substantially all shares of the Company’s Common Stock;

(b)            subdivides or splits the outstanding shares of Common Stock into a greater number of shares; or

(c)            combines the outstanding shares of Common Stock into a smaller number of shares;

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR1 =
the Conversion Rate in effect immediately after the Open of Business on the Ex‑Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be;

CR0 =
the Conversion Rate in effect immediately prior to the Open of Business on the Ex‑Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be;

OS0 =
the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex‑Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be; and

OS1 =	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination, as the case may be.

Any adjustment made under this Section 10.06 shall become effective immediately after the Open of Business on the Ex‑Dividend Date for such dividend or distribution, or the effective date for such subdivision or combination, as applicable.  If any dividend or distribution of the type described in this Section 10.06 is declared but not so paid or made, or the outstanding shares of Common Stock are not so subdivided or combined, as the case may be, the applicable Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend, distribution, share subdivision or share combination had not been declared.

Section 10.07  Adjustment for Rights Issue.  If, after the Issue Date of the Notes, the Company distributes any rights, options or warrants to all or substantially all holders of the Company’s Common Stock entitling them to purchase (for a period expiring within 45 days after the date of issuance) shares of Common Stock at a price per share less (or securities convertible into Common Stock having a conversion price per share that is less) than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Ex‑Dividend Date for such distribution, the Conversion Rate shall be adjusted in accordance with the formula:

CR1 = CR0 ×	OS + N
OS + M

where:

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex‑Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex‑Dividend Date for such distribution;

OS =	the number of shares of Common Stock outstanding at the Close of Business on the Trading Day immediately preceding the Ex‑Dividend Date for such distribution;

N =	the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants; and

M =
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex‑Dividend Date for such distribution.

Any increase made under this Section 10.07 will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex‑Dividend Date for such distribution.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the applicable Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not occurred.

For purposes of this Section 10.07, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

Section 10.08  Adjustment for Other Distributions.  If, after the Issue Date of the Notes, the Company pays dividends or make other distributions to all or substantially all holders of its Common Stock consisting of its debt, securities, assets or any rights, warrants or options to purchase securities of the Company (excluding (a) dividends or distributions (including subdivisions) referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07, (b) dividends or other distributions paid exclusively in cash (to which this Section 10.08 shall apply) and (c) any Spin‑off (to which the provisions set forth below in this Section 10.08 shall apply), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.08, in accordance with the formula:

CR1 = CR0 ×	M
M – F

where:

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex‑Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex‑Dividend Date for such distribution;

M =
the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex‑Dividend Date for such distribution; and

F =
the fair market value, as determined by the Board of Directors, of the portion of those assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock immediately prior to the Open of Business on the Ex‑Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Open of Business on the Ex‑Dividend Date for such distribution.  Notwithstanding the foregoing, if “F” as set forth above is equal to or greater than “M” as set forth above, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder shall have the right to receive, at the same time and upon the same terms as holders of shares of Common Stock the amount and kind of securities and assets such holder would have received had such holder already owned a number of shares of Common Stock equal to the applicable Conversion Rate on the Ex‑Dividend Date for such distribution of the securities or assets.  If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors thereof determines “F” for purposes of this Section 10.08 by reference to the actual or when issued trading market for any Notes, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Ex‑Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 10.08 where there has been a payment of a dividend or other distribution of the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin‑off) on a U.S. national securities exchange, which is referred to herein as a “Spin‑off,” the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	F + MP
MP

where:

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the effective date for the Spin‑off;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the effective date for the Spin‑off;

F =
the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date for the Spin‑off (such period, the “Valuation Period”); and

MP =	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 10.08 will become effectively immediately after the Open of Business on the day after the last day of the Valuation Period.  For purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days commencing on the effective date for any Spin‑off, references within the portion of this Section 10.08 related to Spin‑offs to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin‑off to, but excluding, the relevant Conversion Date.

For purposes of this Section 10.08, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

If, prior to a Conversion Date, a record date for a Spin‑off has been set but the relevant dividend or distribution has not yet resulted in an adjustment to the Conversion Rate and a converting Holder is not entitled to participate in the dividend or distribution with respect to the shares of Common Stock such Holder receives upon conversion (whether because such Holder was not a holder of such shares of Common Stock on the effective date for such dividend or distribution or otherwise), then as promptly as practicable following the Conversion Date, the Company will deliver to such Holder a number of additional shares of Common Stock that reflects the increase to the Conversion Rate that resulted from the Spin‑off.

For the purposes of this Section 10.08, if the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

(i)            the Company will not adjust the Conversion Rate pursuant to this Section 10.08 until the earliest of these triggering events occurs; and

(ii)            in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

Section 10.09  Adjustment for Cash Distributions.  If, after the Issue Date of the Notes, the Company pays any dividend or makes a distribution to all or substantially all holders of the Common Stock other than a regular, quarterly cash dividend that does not exceed $0.15 per share of Common Stock (the “Initial Dividend Threshold”), the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP‑T
SP‑C

where:

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex‑Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex‑Dividend Date for such distribution;

SP =
the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex‑Dividend Date for such distribution;

T =	the Initial Dividend Threshold; provided that if the dividend or distribution in question is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero; and

C =	the amount in cash per share the Company distributes to holders of Common Stock

The Initial Dividend Threshold shall be adjusted at the same time as the Conversion Rate adjustment, in a manner inversely proportional to the Conversion Rate adjustment made pursuant to the provisions described under this Article 10; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate under this Section 10.09.  Any increase to the applicable Conversion Rate made under this Section 10.09 shall become effective immediately after the Open of Business on the Ex‑Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the applicable Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than “SP” as set forth above, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex‑Dividend Date for such cash dividend or distribution.

Section 10.10  Adjustment for Company Tender Offer.  If, after the Issue Date of the Notes, the Company or any Subsidiary of the Company makes a payment to holders of the shares of Common Stock in respect of a tender or exchange offer, by the Company or any of its Subsidiaries for shares of Common Stock, then to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	F + (SP × OS1)
SP × OS0

where:

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Trading Day following the Expiration Date;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day following the Expiration Date;

F =
the fair market value, as determined by the Board of Directors, of the aggregate consideration payable in such tender or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock the Company or any Subsidiary of the Company purchases in such tender or exchange offer, such fair market value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to such tender offer or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 10.10 will become effective immediately after the Open of Business on the 11th Trading Day following the Expiration Date.  For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day following the Expiration Date, references within this Section 10.10 to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

Section 10.11  When No Adjustment Required.  No adjustment need be made as a result of:

(a)                 the issuance of the rights pursuant to the Company’s adoption of a stockholders rights plan that provides that each share of Common Stock issued upon conversion of the Notes at any time prior to the distribution of separate certificates representing rights will be entitled to receive the right (a “Stockholder Rights Plan”);

(b)                the distribution of separate certificates representing the rights under a Stockholder Rights Plan;

(c)                 the exercise or redemption of the rights in accordance with any rights agreement under a Stockholder Rights Plan;

(d)                the termination or invalidation of the rights under a Stockholder Rights Plan;

(e)                 upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(f)                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(g)                upon the issuance of any shares of Common Stock pursuant to any option, warrant or right or exercisable, exchangeable or convertible security not described in clause (f) above and outstanding as of the date the Notes were first issued;

(h)                ordinary course of business stock repurchases that are not tender offers or exchange offers referred to in Section 10.10, including structured or derivative transactions pursuant to a stock repurchase program approved by the Board of Directors;

(i)                  for a change in the par value of Common Stock; or

(j)                  any accrued and unpaid interest (including Additional Interest).

If any event described in Section 10.11(a) through (d) occurs, Holders will receive the rights upon conversion, unless, prior to any conversion, the rights have separated from the Common Stock.  If the rights have separated, the Conversion Rate will be adjusted at the time of separation as provided by the Indenture (subject to readjustment in the event of the expiration termination or redemption of such rights).

Notwithstanding the foregoing, no adjustment need be made to the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 if Holders participate (as a result of holding Notes, and at the same time as Common Stock holders participate), subject to notice of such participation to Holders, in the transaction that would otherwise trigger the applicable adjustment, as if such Holders held a number of shares of Common Stock equal to the then applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert.  No adjustment need be made if the Common Stock to be issued upon conversion will actually receive the consideration provided in, or be subject to, the transaction that would otherwise trigger the adjustment.

Section 10.12  Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly or within three Business Days mail to Holders a notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it.  The notice of adjustment shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall have any duty or responsibility to confirm or verify any of the details of such adjustment or any other duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

Section 10.13  Voluntary Increase.  From time to time, the Company may (but is not required to) increase the Conversion Rate, as permitted by law, and if the Board of Directors determines that such increase would be in the Company’s best interest, by any amount at any time for at least 20 Business Days, so long as the increase is irrevocable during such period.  In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase.  The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect.  The notice shall state the increased Conversion Rate and the period it will be in effect.  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06, 10.07, 10.08 or 10.09.

Section 10.14  Notice of Certain Transactions.  If:

(a)                 the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.11); or

(b)                the Company takes any action that would require a supplemental indenture pursuant to Section 10.15; or

(c)                 there is a liquidation or dissolution of the Company,

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution.  The Company shall file and mail the notice at least 15 Scheduled Trading Days before such date.  Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.15  Effect of Reclassification, Consolidation, Merger or Sale.  Upon the occurrence of (i) any reclassification of the outstanding shares of Common Stock (other than as a result of a split, subdivision or combination covered by Section 10.06), (ii) a consolidation, merger, combination or binding share exchange involving the Company, (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event, a “Merger Event”), then:

(a)                 the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) and which shall provide that Holders shall be entitled thereafter to convert their Notes into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided that, at and after the effective time of any such transaction, any amount otherwise payable in cash for fractional shares of Common Stock upon conversion of the Notes will continue to be payable as described in Section 10.03.

(b)                In the event the Company shall execute a supplemental indenture pursuant to this Section 10.15, the Company shall promptly file with the Trustee an Officers’ Certificate briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under the Indenture have been complied with.  Promptly, following the effective time of any such Merger Event, the Company shall notify all Holders of the Notes and make available on its website information describing the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event.  Any failure to deliver such Officers’ Certificate or make such information available on the Company’s website shall not affect the legality or validity of such supplemental indenture.

(c)                With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event in lieu of shares of Common Stock otherwise provided for hereunder, the Company shall deliver to the converting Holder a number of units of Reference Property (each such unit comprising the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then‑applicable Conversion Rate;

(A)              The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 10.03

(provided that the amount of such cash shall be determined as if references in such Section 10.03 to “the Closing Sale Price of a full share of Common Stock” were instead a reference to “the fair market value of a unit of Reference Property” composed of the type and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).

(B)                For purposes of this Section 10.15, the “Weighted Average Consideration” shall be determined by the Company and means the weighted average of the types and amounts of consideration received by the holder of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election.

(C)               The Company shall notify the Holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(d)               The above provisions of this Section shall similarly apply to successive Merger Events.  In the event that Notes become convertible into Reference Property pursuant to this Section 10.15, the Company shall notify the Trustee and issue a press release containing the relevant information and make such press release available on the Company’s website.

Section 10.16  Company Determination Final.  Any determination and/or calculation that the Company or the Board of Directors must make pursuant to Sections 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11 or 10.15 shall be made in good faith and, absent manifest error, shall be final and binding on the Holders of the Notes.

Section 10.17  Trustee’s Adjustment Disclaimer.  All adjustments made under this Article 10 shall be made by the Company (including any adjustments made as a result of a Make Whole Adjustment Event or any adjustments to the Share Price).  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be, nor shall the Trustee be required to verify or confirm any of the adjustments or calculations made by the Company under this Article 10.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes.  The Trustee shall not be responsible for the Company’s failure to comply with this Article 10.  Each Conversion Agent shall have the same protection under this Section 10.17 as the Trustee, and the immunities, protections and exculpations available to the Trustee under the Indenture shall also be available to the Trustee in any of its capacities as Agent hereunder. Neither the Trustee nor the Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property or cash which may at any time be issued or delivered upon the conversion of any Notes; and neither the Trustee nor the Conversion Agent makes any representations with respect thereto.

Section 10.18  Simultaneous Adjustments.  In the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06, 10.07, 10.08 or 10.09, and the Ex‑Dividend Dates (or, in the case of a Spin‑off, the effective date of such a Spin‑off) for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by the Company or the Board of Directors in good faith manner.

Section 10.19  Successive Adjustments.  After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.20  Limitation on Adjustments.  The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 10 if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Notes.  In no event will the Conversion Rate be decreased other than as a result of a transaction described in Section 10.06(c).

Section 10.21  Adjustment to Conversion Rate Upon Certain Transactions.  If, after the Issue Date, a Fundamental Change pursuant to Paragraphs (i), (ii), (iii) or (iv) of the definition of Fundamental Change set forth in Section 3.04, which, after giving effect to any exceptions or exclusions from such definition set forth in Section 3.04(a) but with respect to any event described in Paragraph (ii) of the definition of Fundamental Change, shall be determined without regard to the exception provided by Section 3.04(a)(ii)(2) (any such event, a “Make Whole Adjustment Event”), occurs, and if a Holder elects to convert its Notes in connection with such Make Whole Adjustment Event (any conversion during the period beginning with, and including, the Make Whole Adjustment Event Effective Date to, and including, the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date or, if there is no Fundamental Change Repurchase Date, the 35th Scheduled Trading Day immediately following the Make Whole Adjustment Event Effective Date, as the same may be, will be deemed to be “in connection with” such Make Whole Adjustment Event), the Company will increase the applicable Conversion Rate for the Notes surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 10.21.

The Company shall mail Holders and the Trustee, not later than the Make Whole Adjustment Event Effective Date (as defined below) of such Make Whole Adjustment Event, a notice describing the Make Whole Adjustment Event and the Holders’ rights to Additional Shares.  The Company shall provide notice to Holders and the Trustee, and make such information available on its website as soon as practicable after it first determines the anticipated Make Whole Adjustment Event Effective Date.

The number of Additional Shares will be determined by reference to the table below and is based on the date on which such Make Whole Adjustment Event transaction occurs or becomes effective (the “Make Whole Adjustment Event Effective Date”) and the price paid per share of Common Stock in such Make Whole Adjustment Event (the “Share Price”).  If the holders of Common Stock receive only cash in the Make Whole Adjustment Event described in Section 3.04(a)(ii), the Share Price shall be the cash amount paid per share of Common Stock.

Otherwise, the Share Price shall be the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days up to but excluding the Make Whole Adjustment Event Effective Date.

The table below sets forth the Share Price paid per share for Common Stock in the Make Whole Adjustment Event and the number of Additional Shares per $1,000 principal amount of the Notes by which the Conversion Rate will be increased.  The Share Prices set forth in the Share Price column of the table will be adjusted as of any date on which the Conversion Rate is adjusted.  The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the applicable Conversion Rate as so adjusted.

Stock Price

Effective	Effective Stock Price
Date	$6.00	$6.25	$6.50	$6.60	$6.75	$7.00	$7.25	$7.50	$7.75	$8.00	$8.50	$9.00
June 29, 2015	15.1513	14.7801	10.7534	9.3805	7.5589	5.0927	3.2459	1.9306	1.0534	0.5200	0.0790	0.0011
June 15, 2016	15.1513	15.1513	11.3542	9.9209	8.0124	5.4186	3.4707	2.0772	1.1428	0.5672	0.0895	0.0015
June 15, 2017	15.1513	15.1513	11.5293	10.0509	8.0819	5.4064	3.6997	1.9930	1.0655	0.5092	0.0699	0.0000
June 15, 2018	15.1513	15.1513	10.9268	9.4272	7.4403	4.7805	2.8517	1.5490	0.7503	0.3142	0.0237	0.0000
June 15, 2019	15.1513	13.0836	8.6891	7.2292	5.3468	2.9809	1.4656	0.6153	0.2089	0.0489	0.0000	0.0000
June 15, 2020	15.1513	8.4832	2.3295	-	-	-	-	-	-	-	-	-

If the exact Share Prices and Make Whole Adjustment Event Effective Dates are not set forth in the table, then:  (i) if the Share Price is between two Share Price amounts in the table or the Make Whole Adjustment Event Effective Date is between two Effective Dates in the table, the Additional Shares issued upon conversion of the Notes will be determined by a straight‑line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two Make Whole Adjustment Event Effective Dates in the table, based on a 365‑day year; (ii) if the Share Price exceeds $9.00 per share, subject to adjustment as set forth herein, no Additional Shares will be issued upon conversion of the Notes; and (iii) if the Share Price is less than $6.00 per share, subject to adjustment as set forth herein, no Additional Shares will be issued upon conversion of the Notes.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 166.6665 shares for each $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate pursuant to Article 10.

The Company will settle conversions of Notes converted in connection with a Make Whole Adjustment Event as provided in Section 10.01; provided, however, that in connection with a Make Whole Adjustment Event in which holders of Common Stock receive only cash consideration for their shares of Common Stock (in a single per‑share amount, other than with respect to appraisal and similar rights), the Company shall settle conversions by delivering, on the third Business Day after the Conversion Date, for each $1,000 principal amount of Notes, an amount of cash equal to (i) the applicable Conversion Rate on the Conversion Date, increased by Additional Shares, if any, calculated as set forth in this

Section 10.21, multiplied by (ii) the per‑share amount of cash consideration paid in such Make Whole Adjustment Event.

Section 10.22  Withholding Tax.  Because a deemed dividend for U.S. federal income tax purposes that results from an adjustment to, or failure to adjust adequately, the Conversion Rate would not give rise to any cash from which any applicable withholding tax (including backup withholding) could be satisfied, if withholding taxes (including backup withholding) are paid on behalf of a Holder or beneficial owner, those withholding taxes may be set off against payments of cash or shares of Common Stock, if any, payable on or with respect to the Notes (or against any payments on shares of Common Stock issued upon conversion of the Notes).

ARTICLE 11

PAYMENT OF INTEREST

Section 11.01  Payment of Interest.

(a)                The Company shall pay interest on the Notes at a rate of 7.00% per annum, payable semi‑annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing December 15, 2015 and no interest or other amount will be paid as a result of any such postponement to the immediately following Business Day.  Interest on a Note shall be paid to the Holder of such Note at the Close of Business on June 1 or December 1 (each, a “Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360‑day year comprised of twelve 30‑day months and for partial months, the number of days actually elapsed in a 30‑day month.  In the event of the maturity, conversion, or purchase of a Note by the Company at the option of the Holder, interest shall cease to accrue on such Note

(b)                Upon conversion of a Note, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case a Holder on the Record Date will receive on the Interest Payment Date accrued and unpaid interest) and the Conversion Rate shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a holder of shares of Common Stock into which the Note is convertible shall be deemed to satisfy its obligation with respect to such Note, and any accrued but unpaid interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

(c)                 Notes surrendered for conversion by a Holder after the Close of Business on any Record Date but prior to the next Interest Payment Date, must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the next Interest Payment Date for the Notes; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the second Scheduled Trading Day following the next Interest Payment Date; (2) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes; or (3) if the Notes are surrendered for conversion after the Close of Business on the Record Date for the payment of interest on the Notes at the Maturity Date.  The Company will not be required to convert any Notes that are surrendered for conversion without payment of interest as required by this paragraph.

Section 11.02  [Intentionally Omitted]

Section 11.03  Interest Rights Preserved.  Subject to the foregoing provisions of this Article 11 and Section 2.06, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 11.04  Overdue Principal and Interest.  The Company shall (A) pay interest on overdue principal on any Notes (including, without limitation, the Fundamental Change Repurchase Price, if applicable) and (B) to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) (any such overdue principal and interest, “Defaulted Amounts”).  Interest shall accrue on any Defaulted Amounts at the rate of interest borne by the Notes, plus one percent from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company.  Such interest on Defaulted Amounts shall be computed on the basis of a 360‑day year comprised of twelve 30‑day months or, for partial months, the number of days actually elapsed in a 30‑day month.

ARTICLE 12

MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls.  The Indenture shall be governed by, and subject to, the TIA.  If any provision of the Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in the Indenture by the TIA, the required provision shall control.

Section 12.02  Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first‑class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

CorEnergy Infrastructure Trust, Inc.
1100 Walnut Street, Suite 3350, Kansas City, MO 64106
Attention: Rebecca M. Sandring, Chief Accounting Officer
Email: becky.sandring@corridortrust.com
Facsimile: (816) 875-5875

with a copy to:

Husch Blackwell LLP
4801 Main Street, Suite 1000, Kansas City, MO 64112
Attention: Steve Carman
Email: steve.carman@huschblackwell.com
Facsimile: (816) 983-8080

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

Computershare Trust Company, N.A.
8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129
Attention:  John Wahl; Rose Stroud
Email:  John.Wahl@computershare.com;
Rose.Stroud@computershare.com
Facsimile:  (303) 262‑0608

with a copy to:

Computershare Trust Company, N.A.
480 Washington Boulevard, Jersey City, NJ 07310
Attention:  General Counsel
Facsimile:  (201) 680‑4610

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first‑class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing.  Where the Indenture or any Note provides for notice of any event (including any notice of repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co‑registrar.

Section 12.03  Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under the Indenture or the Notes.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company shall furnish to the Trustee:

(a)            an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.

Section 12.05  Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in the Indenture shall include:

(a)            a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)            a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06  Separability Clause.  In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07  Rules by Trustee, Paying Agent, Conversion Agent, and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.08  Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (including Additional Interest) shall accrue for the intervening period.  If a Record Date is a Legal Holiday, the Record Date shall not be affected.

Section 12.09  Governing Law; Jury Trial Waiver.  THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY, THE HOLDERS BY THEIR ACCEPTANCE OF THE SECURITIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10  [Intentionally Omitted]

Section 12.11  Successors.  All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in the Indenture and the Notes shall bind their respective successors.

Section 12.12  Multiple Originals.  The parties may sign any number of copies of the Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove the Indenture.  The exchange of copies of the Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13  Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.14  USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Paying Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Computershare Trust Company, N.A.  The parties to the Indenture agree that they will provide the Paying Agent with such information as it may request in order for the Paying Agent to satisfy the requirements of the USA Patriot Act.

Section 12.15  Force Majeure.  The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.16  Submission to Jurisdiction.  The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to the Indenture or the Notes, as the case may be, may be instituted in any federal court sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non‑exclusive jurisdiction of such courts in any suit, action or proceeding.

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Supplemental Indenture as of the date first above written.

CORENERGY INFRASTRUCTURE TRUST, INC.

By:	/s/ Rebecca M. Sandring
Name:	Rebecca M. Sandring
Title:	Treasurer, Secretary, and Chief
Accounting Officer

COMPUTERSHARE TRUST
COMPANY, N.A., as Trustee

By:	/s/ Rose Stroud
Name:	Rose Stroud
Title:	Trust Officer

FORM OF SECURITY

[FORM OF FACE OF SECURITY]

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 1

CUSIP: 21870U AA4

ISIN:       US21870UAA43

Principal Amount $115,000,000
as revised by the Schedule of Increases
and Decreases in the Global Note attached hereto

CorEnergy Infrastructure Trust, Inc.

7.00% Convertible Senior Notes due 2020

CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), for value received, promises to pay to Cede & Co. or registered assignees, the principal amount of $115,000,000 on June 15, 2020 (the “Maturity Date”).

Interest Payment Dates:  June 15 and December 15.

Record Dates:  June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:
CORENERGY INFRASTRUCTURE TRUST, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Computershare Trust Company, N.A., as Trustee, certifies that this is one of the Notes referred to in the within‑mentioned Indenture.

By:
Authorized Signatory
Dated:

[FORM OF REVERSE OF SECURITY]

7.00% Convertible Senior Notes due 2020

1.	Interest.

This Note shall bear cash interest at the rate of 7.00% per annum.  Interest on this Note shall accrue from June 29, 2015 (the “Issue Date”) or from the most recent date to which interest has been paid or provided for.  Interest shall be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015, to the holder of record of Notes at the Close of Business on the June 1 or December 1 immediately preceding such Interest Payment Date (or repurchase or Maturity Date, as applicable).  Each payment of cash interest on this Note shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date, as applicable.  Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement.  Interest shall be calculated using a 360‑day year composed of twelve 30‑day months and for partial months, the number of days actually elapsed in a 30‑day month.  Interest shall cease to accrue on this Note upon its Maturity Date, conversion or repurchase by the Company, including a repurchase at the option of the Holder upon a Fundamental Change in accordance with Paragraph 6 hereof.

Interest on Notes converted after a Record Date, but prior to the corresponding Interest Payment Date, will be paid to the Holder of the Notes on the Record Date, but upon such conversion, the Holder must pay the Company the interest which has accrued and will be paid by the Company on such Interest Payment Date.  No such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date; (2) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes; or (3) if such Notes are surrendered for conversion after the Close of Business on the Record Date for the payment of interest on the Notes at the Maturity Date.

2.	Method of Payment.

The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided herein and in the Indenture.  The Company will pay interest on the principal amount of the Notes on each June 15 and December 15 to the Persons who are registered Holders of Notes at the Close of Business on the June 1 and December 1 next preceding the Interest Payment Date even if Notes are canceled or repurchased after such Record Date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price or premium in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company will make all payments in respect of a Global Note registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder.  The Company will make all payments in respect of a Certificated Note (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $5,000,000 in aggregate principal amount of Notes, by wire transfer of immediately available funds to the account specified by such Holder.  If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, Computershare Trust Company, N.A., will act as Trustee, Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.	Indenture.

The Company issued the Notes under a Supplemental Indenture dated as of June 29, 2015, supplemental to an Original Indenture dated June 29, 2015 (the Original Indenture as amended and supplemented by the Supplemental Indenture, the “Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general senior unsecured obligations of the Company.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.	[Reserved]

6.	Purchase By the Company at the Option of the Holder upon a Fundamental Change.

(a)                At the option of the Holder, and subject to the terms and conditions of the Indenture, if a Fundamental Change occurs, each Holder of Notes will have the right, at its option, to require the Company to repurchase for cash all of its Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Notes to be repurchased plus accrued and unpaid interest (including Additional Interest), if any, to (but excluding) the Fundamental Change Repurchase Date.  To exercise the repurchase right, the Holder must deliver, on or before the Close of Business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, written notice to the Trustee of such Holder’s exercise of its repurchase right, together with the Notes with respect to which the right is being exercised.  Subject to such Holder’s satisfaction of certain requirements in the Indenture, the Company is required to repurchase the Notes on the date that is no fewer than 20 Business Days and no more than 45 Business Days after the date of the Fundamental Change Notice delivered by the Company.

(b)                Holders have the right to withdraw any Fundamental Change Repurchase Notice delivered pursuant to Paragraph 6(a) above by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to the Close of Business on the last day prior to the Fundamental Change Repurchase Date.  If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, interest will cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Note.

7.	Conversion.

(a)                 Holders may surrender Notes, in integral multiples of $1,000 principal amount, for conversion into shares of Common Stock until the second Scheduled Trading Day immediately preceding the Maturity Date.

(b)               The initial Conversion Rate is 151.5152 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture.  Upon conversion, a Holder will receive, for each $1,000 principal amount of Notes surrendered, a number of shares of Common Stock equal to (i) $1,000 multiplied by (ii) the applicable Conversion Rate in effect on the relevant Conversion Date; provided, however, that for any conversion that occurs on or after the record date for the payment of interest on the Notes at maturity, the Company will deliver such shares on the Maturity Date.  Notwithstanding the foregoing, the Company will not deliver any fractional shares upon conversion; instead, Holders will receive cash in lieu of fractional shares based on the Closing Sale Price of the Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day).

(c)                To surrender a Note for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent; (2) surrender the Note (if it is in registered definitive form) to the Conversion Agent; (3) furnish appropriate endorsements and transfer documents; and (4) pay any transfer or similar tax, if required.

(d)                A Holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture.  Except as provided in Paragraph 1 hereof, on conversion of a Note, the Holder will not receive any cash payment representing accrued and unpaid interest with respect to the converted Notes.  Instead, upon conversion the Company will deliver to the Holder shares of Common Stock and any cash payment to account for fractional shares.  Accrued and unpaid interest will be deemed paid in full rather than cancelled, extinguished or forfeited.  The Company will not adjust the Conversion Rate to account for accrued and unpaid interest.

8.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased).

9.	Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10.	Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

11.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.	Calculations in Respect of Notes.

The Company will be responsible for making all calculations and adjustments called for under the Notes.  These calculations and adjustments include, but are not limited to, determinations of the market prices of the Notes and the Common Stock and any accrued interest payable on the Notes.

The Company will make these calculations and adjustments in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Notes.  The Company will provide to the Trustee a schedule of its calculations and adjustments, and the Trustee is entitled to rely upon the accuracy of such calculations and adjustments without independent verification.  The Trustee will forward the Company’s calculations and adjustments to any Holder of the Notes upon the request of such Holder.

13.	No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

14.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.

15.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16.	GOVERNING LAW.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17.	Additional Interest.

Holders of Notes shall be entitled to payments of Additional Interest to the extent set forth in the Indenture.

18.	Ranking.

The Notes shall be senior unsecured obligations of the Company and will rank equal in right of payment to any other senior unsecured indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Notes.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

CorEnergy Infrastructure Trust, Inc., 1100 Walnut, Suite 3350, Kansas City, Missouri 64106, Attention: Chief Accounting Officer (Facsimile: 816-875-5875)

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CONVERSION NOTICE

To convert this Note into shares of Common Stock of the Company, check the box  ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial Principal amount of Global Note:  $115,000,000.

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian